EXHIBIT 23.1


INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Avondale Industries, Inc. on Form S-8 of our report dated February 17, 1997, appearing in the Annual Report on Form 10-K of Avondale Industries, Inc. for the year ended December 31, 1996.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

New Orleans, Louisiana
July 24, 1997